As filed with the Securities and Exchange Commission on August 23, 1995

                                                   Registration No. 33-_________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 TRICO BANCSHARES
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                  CALIFORNIA                         94-2792841
               -----------------                  ---------------
              (State or Other                  (IRS Employer
               Jurisdiction of                  Identification
               Incorporation                    Number)
             or Organization)

                15 INDEPENDENCE CIRCLE, CHICO, CALIFORNIA  95973
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

                        1995 INCENTIVE STOCK OPTION PLAN
                      ------------------------------------
                            (Full Title of the Plan)

                               Robert H. Steveson
                                TriCo Bancshares
                             15 Independence Circle
                            CHICO, CALIFORNIA  95926
                     (Name and Address of Agent for Service)

                                  (916) 898-0300
                     (Telephone Number of Agent for Service)

                                   COPIES TO:
                              Russell P. Dawn, Esq.
                       Rothgerber, Appel, Powers & Johnson
                          1200 17th Street, Suite 3000
                             Denver, Colorado  80202
                                 (303) 623-9000

                         CALCULATION OF REGISTRATION FEE

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                                              Proposed Maximum      Proposed Maximum       Amount of
   Title of Securities      Amount to be       Offering Price           Aggregate        Registration
       Registered         to be Registered        Per Share          Offering Price           Fee
      Common Stock             150,000            $17.66(2)           $2,649,156(2)       $913.50(2)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

     (2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: options for 13,800 shares issuable under the Plan with an exercise price of $15.50 a share; plus options for 136,200 shares issuable under the Plan at $17.88 as share, the average of the high and low prices of the Company Stock on the NASDAQ-National Market System on August 17, 1995.

                                TABLE OF CONTENTS
                                                                            Page

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT   . . . . . .  II-1
     Item 3.  Incorporation of Documents by Reference. . . . . . . . . . .  II-1
     Item 5.  Interests of Named Experts and Counsel . . . . . . . . . . .  II-1
     Item 6.  Indemnification of Directors and Officers. . . . . . . . . .  II-1
     Item 8.  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . .  II-2
     Item 9.  Undertakings . . . . . . . . . . . . . . . . . . . . . . . .  II-2

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4

EXHIBIT INDEX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-6

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents of TriCo Bancshares (the "Company") and information are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (b) The Company's quarterly report on Form 10-Q for the three-month period ended March 31, 1995;

     (c) The Company's quarterly report on Form 10-Q for the three-month period ended June 30, 1995;

     (d) The Company's Proxy Statement relating to the 1995 Annual Meeting of Shareholders dated April 20, 1995;

     (e) The description of the common stock of the Company, without par value (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A, File No. 0-10661, filed by the Company under
          Section 12 of the Exchange Act; and

     (f) The Company's Registration Statement on Form S-4, Registration No. 33-75242, including any amendment thereto.

     All documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber, Appel, Powers & Johnson, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. No members of this law firm have a substantial interest in the Company or are employed on a contingent basis by the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California General Corporation Law contains detailed provisions on indemnification of directors and officers of a California corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation, subject to the limits set forth in Section 204 of the General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.


                                    - II-1 -

     The articles of incorporation of TriCo Bancshares authorize the indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of California, through bylaw provisions, agreements with such agents, votes of shareholders or disinterested directors or otherwise, or any combination of the foregoing, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law, subject only to the limits set forth in Section 204 of the General Corporation Law. The bylaws of TriCo Bancshares provide that the Company shall indemnify the directors and officers of vice president level or above of both the Company and of subsidiary Tri Counties Bank (the "Bank") against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. If the officer or director initiates a proceeding, indemnification is available only if the proceeding was authorized by the board of directors of the Company. Further, the bylaws provide that any agent of the Company may be indemnified pursuant to a duly adopted resolution of the Board of Directors, agreement or otherwise, to the fullest extent permitted with respect to the indemnification of directors and officers of vice president level or above of the Company. The Company shall indemnify an agent against expenses actually and reasonably incurred by the agent, to the extent the agent has been successful on the merits in the defense of any proceeding arising by reason of the fact that the person is or was an agent of the Company.


ITEM 8.  EXHIBITS

     The following exhibits are attached to this registration statement:

      4.1      1995 Incentive Stock Option Plan
      5        Opinion of Rothgerber, Appel, Powers & Johnson as to legality
     23.1      Consent of Independent Public Accountants
     23.2      Consent of Rothgerber, Appel, Powers & Johnson
     24        Power of Attorney


ITEM 9.  UNDERTAKINGS

     (a)  RULE 415 OFFERING

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) UNDERTAKING CONCERNING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is


                                    - II-2 -
incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    - II-3 -

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chico and the State of California, on this 21 day of August, 1995.

                    TRICO BANCSHARES


                    By: /s/ Robert H. Steveson
                       ---------------------------------------------------------
                         Robert H. Steveson, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                   Date
---------                           -----                   ----

/s/ Robert H. Steveson              President, Chief        August 21, 1995
---------------------------------   Executive Officer,
Robert H. Steveson                  and Director


/s/ Joan Jones                      Executive Vice          August 21, 1995
---------------------------------   President
Joan Jones


/s/ Robert M. Stanberry             Vice President and      August 21, 1995
---------------------------------   Chief Financial
Robert M. Stanberry                 Officer


/s/ Everett B. Beich                Director and Vice       August 21, 1995
---------------------------------   Chairman of the
Everett B. Beich                    Board


/s/ William J. Casey                Director                August 21, 1995
---------------------------------
William J. Casey


/s/ DeWayne E. Caviness             Director                August 21, 1995
---------------------------------
DeWayne E. Caviness


/s/ Craig S. Compton                Director                August 21, 1995
---------------------------------
Craig S. Compton


/s/ Richard C. Guiton               Director                August 21, 1995
---------------------------------
Richard C. Guiton


/s/ Douglas F. Hignell              Secretary and           August 21, 1995
---------------------------------   Director
Douglas F. Hignell


/s/ Brian D. Leidig                 Director                August 21, 1995
---------------------------------
Brian D. Leidig


                                    - II-4 -

/s/ Wendell J. Lundberg             Director                August 21, 1995
---------------------------------
Wendell J. Lundberg


/s/ Donald E. Murphy                Director                August 21, 1995
---------------------------------
Donald E. Murphy


/s/ Rodney W. Peterson              Director                August 21, 1995
---------------------------------
Rodney W. Peterson


/s/ Alex A. Vereschagin, Jr.        Chairman of the         August 21, 1995
---------------------------------   Board and
Alex A. Vereschagin, Jr.            Director


                                    - II-5 -

                                  EXHIBIT INDEX


Exhibit No.                     Description                 Page No.
-----------                     -----------                 --------


 4.1                            1995 Incentive Stock Option Plan

 5                              Opinion of Rothgerber, Appel, Powers &
                                Johnson as to legality

23.1                            Consent of Independent Public Accountants

23.2                            Consent of Rothgerber, Appel, Powers &
                                Johnson

24                              Power of Attorney


                                    - II-6 -